UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 15, 2006

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 15, 2006, the American Stock Exchange (the “AMEX”) granted Nephros, Inc. (the “Company”) a one week extension, until August 24, 2006, to submit its plan advising AMEX of the actions the Company has taken, or will take, that would bring it into compliance with the applicable listing standards. The plan was originally due on August 17, 2006. The Company intends to submit a compliance plan to the AMEX Staff by August 24.

As previously disclosed, on July 17, 2006, the Company received notice from the staff of the AMEX that the Company is not in compliance with certain conditions of the continued listing standards of Section 1003 of the AMEX Company Guide. Specifically, AMEX noted the Company’s failure to comply with Section 1003(a)(ii) relating to shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years and Section 1003(a)(iii) relating to shareholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Nephros, Inc. dated August 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2006

                                                    NEPHROS, INC.

                                                    By: /s/ Mark W. Lerner
                                                       Mark W. Lerner
                                                       Chief Financial Officer
                                                       (Principal Financial and Accounting Officer)